                                                                   Exhibit 23.1
CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of MSI Holdings, Inc. a Utah corporation:

We consent to the use of our report included herein, dated June 22, 1997 and June 10, 1998, and to the reference to our firm under the heading "experts" in the Registration Statement on Form SB-2/A for the above named company.

/s/ SALAZAR AND ASSOCIATES

Salazar and Associates
Austin, Texas
December 11, 1998